Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

i-80 Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, no par value	Rule 457(c) and Rule 457(h)	10,898,252(2)	$1.77(3)	$19,289,906.04	0.00014760	$2,847.19
Equity	Common Stock, no par value	Rule 457(c) and Rule 457(h)	27,591,420	$1.04(4)	$28,695,076.80	0.00014760	$4,235.39
Total Offering Amounts							$7,082.58
Total Fee Offsets					--		--
Net Fee Due					--		$7,082.58

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of common stock stated above, an additional indeterminate number of securities that may be offered or issued pursuant to the i-80 Gold Corp. Omnibus Share Incentive Plan (the "Plan") as a result of adjustments for stock dividends, stock splits and similar changes.

(2) Represents 10,898,252 shares of common stock issuable upon the exercise of outstanding options granted under the Plan as of the date of this registration statement, and the corresponding proposed maximum offering price per share represents the weighted average exercise price of such outstanding options, which is estimated solely for the purposes of calculating the registration fee table under Rule 457(h) under the Securities Act.

(3) Converted from CAD$2.42 at an exchange rate of CAD$1.00 = $0.73, which was the daily average exchange rate reported by the Bank of Canada on July 2, 2024.

(4) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the shares of common stock issuable under the Plan is calculated based the average of the high and low prices of the Registrant’s common stock as reported on the NYSE American on July 2, 2024.